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[SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 10, 2002


Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

            Re:         Farm Bureau Life Annuity Account
                        (File Nos. 33-67538; 811-07974)

Gentlemen:

            We hereby consent to the reference to our name under the caption "Experts" in the statement of additional information filed as part of Post-Effective Amendment Number 12 to the registration statement on Form N-4 for Farm Bureau Life Annuity Account (File Nos. 33-67538; 811-07974). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                     Sincerely,

                                     SUTHERLAND ASBILL & BRENNAN LLP




                                     By:      /s/ STEPHEN E. ROTH
                                         --------------------------
                                              Stephen E. Roth, Esq.